UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2022

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2022, the Board of Directors (the “Board”) of Cross Country Healthcare, Inc. (the “Company”) adopted the following amendments to the Company’s Amended and Restated By-laws (the “By-laws”), effective as of December 12, 2022:

●
Section 1.2 of the By-laws has been amended to provide the Board with the ability, in its sole discretion, to determine that a meeting of stockholders shall take place entirely remotely, consistent with current Delaware law provisions.

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Section 1.6 of the By-laws has been amended to eliminate the requirement that during a meeting of the Company’s stockholders, if the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and examined by any stockholder who is present.

●
Section 1.9(B) of the By-laws has been amended to revise the required information for stockholder nominations for annual meetings of stockholders, including to require: (i) disclosure regarding ownership of any security of the Company or of the Company’s competitors identified in the Company’s peer group, as disclosed in its most recent proxy statement; (ii) a description of the manner in which the stockholder proponent will conduct any solicitation with respect to the nomination of any proposed director nominees, including an undertaking to comply with the requirements of the Securities and Exchange Commission’s new universal proxy rules; (iii) a description of the investment strategic or objective of the stockholder proponent, including a copy of each prospectus, marketing or similar document or other certain documents that describe the investment thesis of the stockholder proponent with respect to the Company; (iii) a certification that the stockholder proponent will provide facts, statements, and other information that are or will be true and correct in all material respects and will not omit to state a fact necessary to make the statements made, in light of the circumstances under which they are made, not misleading; (iv) an undertaking by the stockholder proponent to appear in person or by proxy at the annual meeting to nominate any proposed director nominee(s) or being such business before the meeting, and an acknowledgement that if the stockholder proponent does not so appear at the meeting, the Company need not bring such proposed director nominee(s) or such business for a vote at such meeting; (v) an undertaking by the stockholder proponent to notify the Company of any determination to no longer solicit proxies for the election of any proposed director nominee(s) at the annual meeting; (vi) a certification regarding whether the stockholder proponent has complied with all applicable federal, state and other legal requirements in connection with such person’s acquisition of the Company’s securities; and (vii) a representation that the proposed director nominee will tender his or her resignation as a director of the Company if the Board determines that such proposed nominee fails to comply with the advance notice requirements of the By-laws and, if such non-compliance may be cured, the proposed director nominee fails to cure such non-compliance within 10 business days after being notified of such non-compliance.

●
Section 1.9(D) of the By-laws has been amended to specify that, in order to be eligible for election or re-election as a director, a person must complete and sign all questionnaires required of the Company’s directors, which, in the case of a director nominee proposed by a stockholder proponent, such questionnaires shall be provided by the Company within 10 business days after receipt of a written request therefor from the stockholder proponent.

●
Section 1.9(E) of the By-laws has been amended to provide that the Board may reasonably require any proposed director nominee to submit to interviews with the Board or any committee thereof following a request from the Board or any committee thereof, as would be the case for any other nominee to the Board.

●
Section 3.2 of the By-laws has been amended to clarify that, unless the Board’s resolution establishing a new committee provides otherwise, any committee designated by the Board shall serve at the Board’s pleasure and have such powers and duties as the Board determines.

●
Section 6.1 and Section 6.2 of the By-laws have been amended to revise the scope of indemnification that the Company provides to its directors, officers and other agents and to clarify the type of proceedings that are indemnified, the expenses that are reimbursable, the persons who are indemnifiable, and the rights of a claimant to bring suit for reimbursement.

The By-laws, as amended, also incorporate certain clarifying, ministerial, non-substantive and conforming changes.

The foregoing description of the amendments to the By-laws is a summary and is qualified in its entirety by reference to the full text of the By-laws as adopted by the Board on December 12, 2022, a copy of which is included as Exhibit 3.1 attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
3.1	Amended and Restated By-laws of Cross Country Healthcare, Inc., effective as of December 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	December 12, 2022	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer